                                                                   Exhibit 10.24


                        PHILADELPHIA SUBURBAN CORPORATION

                DEFERRED COMPENSATION PLAN MASTER TRUST AGREEMENT

                  THIS TRUST AGREEMENT is made and entered into as of this 31st day of December, 1996 by and between Philadelphia Suburban Corporation, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (the "Company"), and PNC Bank, National Association, a banking association organized and existing under the laws of the Commonwealth of Pennsylvania (the "Trustee").

                                   WITNESSETH:

                  WHEREAS, the Company and each Affiliated Company which is designated by the Board of Directors as a Participating Employer have established or may hereafter establish certain non-qualified employee benefit plans and programs (hereinafter referred to collectively as the "Plans"), listed on Exhibit A attached hereto as of the date hereof or, thereafter, added if designated by the President of the Company (the "President"); and

                  WHEREAS, the Plans provide for the Company to pay all benefits from its general revenues and assets;

                  WHEREAS, the Company wishes to establish separate irrevocable trust funds (individually, a "Trust" and collectively, the "Trusts") with respect to designated participants in the Plans, though, prior to a Change of Control, as defined in Section 16.3 hereof, any such Trust may not necessarily hold sufficient assets to satisfy all of the benefits to be provided under the Plans;

                  WHEREAS, the Company also wishes to establish a Trust fund to provide a source for payment of any fees, including legal fees, incurred by the Trustee in the administration of the Trusts or by participants in enforcing their rights hereunder (the "Fee Trust") and a Trust fund to provide a source of payment of any benefits under a Plan to the extent that the assets of an individual Trust established for a Participant are insufficient to provide all benefits due (the "Shortfall Trust");

                  WHEREAS, the Company wishes to contribute to the Trusts assets, either on the date hereof or thereafter as determined by the President, that shall be held therein, to serve as a source of funds to assist it in meeting its liabilities under the Plans, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified hereunder or in the Plans;

                  WHEREAS, contributions to the Trusts shall be held by the Trustee and invested, reinvested and distributed in accordance with the provisions of this Trust Agreement;

                  WHEREAS, each Trust established by this Trust Agreement is intended to be a "grantor trust" with the result that the corpus and income of the Trusts are treated as assets and income of the Company pursuant to Sections 671 through 679 of the Internal Revenue Code of 1986, as amended (the "Code");

                  WHEREAS, the Company has appointed the Pension Committee of the Board of Directors (the "Committee"), to administer the Trusts established hereunder and otherwise to act on behalf of the Company in a non-fiduciary capacity.

                  NOW, THEREFORE, the parties do hereby establish the Trusts and agree that the Trusts shall be comprised, held and disposed of as follows:

                                    ARTICLE I

                                  ESTABLISHMENT

         1.1 The Company hereby establishes with the Trustee a separate, and subject to Section 16.2 hereof, irrevocable Trust on behalf of each participant in the Plans designated by the Committee (the "Participant") pursuant to a separate agreement or agreements that shall be expressly incorporated in and made a part of this Trust Agreement (each such agreement to be attached hereto as part of Exhibit B) as well as the Shortfall Trust. Each separate Trust shall be governed by the terms of this Trust Agreement. Each Trust is intended to be exempt from substantially all of the provisions of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") by reason of the provisions of Sections 201(2), 301(3) and 401(1) thereof, as applicable, and the Company shall immediately notify the Trustee should such exempt status change for any reason.

         1.2 The Trust shall consist of such sums of money and other property acceptable to the Trustee as shall be paid or delivered to the Trustee by the Company immediately following the date hereof or from time to time in the future, as determined by the President. The Fee Trust and the Shortfall Trust shall be irrevocable and each other Trust, subject to the provisions of Section
16.2 hereof, shall be irrevocable for the Participant for which it is established. Except as provided in Sections 4.2, 4.3 and 16.2 hereof, the Company shall have no right to direct the Trustee to return or divert any Trust assets before the payment of all benefits under the Plans to the Participant. All such money and other property, all in vestments and reinvestment made therewith or proceeds thereof and all earnings and profits (less losses) thereon, less all payments and charges as authorized herein, for each of the Trusts are hereinafter referred to as the "Trust Fund". The Trust Fund shall be held by the Trustee and shall be dealt with in accordance with the provisions of this Trust Agreement. All Trust Funds created hereunder shall be treated as a single trust fund for purposes of investing the assets of each Trust Fund (the "Fund") but the Trustee shall maintain, or cause to be maintained records sufficient to determine the interest of each Trust Fund in the Fund.

         1.3 Within 90 days of the date hereof, the Company shall fund each Trust Fund (other than the Fee Trust) with sufficient assets to provide the benefits due, through December 31, 1995, to the Participant for whose benefit the Trust Fund has been established. Thereafter, and subject to the provisions of Article XVI, the Company may contribute such sums of money or property to the Trust Fund, from time to time, as the President determines appropriate, in the President's sole discretion, without any requirement that the amount of such contributions be sufficient to meet the minimum funding standards imposed by ERISA which are not applicable to contributions under the Plans.

         1.4 The principal of each Trust Fund and the Fund, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust Fund. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Participants and their beneficiaries against the Company. Any assets held by the Fund will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 4.2 herein.

                                   ARTICLE II

                               TRUSTEE ACCEPTANCE

         2.1 The Trustee accepts each Trust established under this Trust Agreement on the terms and subject to the provisions set forth herein, and it agrees to discharge and perform fully and faithfully all of the duties and obligations imposed upon it under this Trust Agreement.

         2.2 The Trustee shall not be responsible for the proper operation of the Plans.

                                   ARTICLE III

                      PLANS IN RELATION TO TRUST AGREEMENT

         3.1 A copy of each of the Plans is attached hereto as Exhibit C. All defined terms used herein and not defined shall have the respective meanings set forth in the Plans unless specifically provided to the contrary herein. The Company will promptly deliver to the Trustee copies of all amendments to the Plans and copies of any additional plans to be covered by this Agreement after the date first above written.

         3.2 The terms of each of the Plans shall govern the amount, form and timing of benefit payments under each Plan to which a Participant is entitled.

         3.3 The provisions of this Trust Agreement shall not cause the Plans to become irrevocable under the provisions of Section 1.2 of this Trust Agreement.

         3.4 The Trustee shall not be a party to the Plans, nor shall the Trustee have any right or obligations with respect to any of the provisions of the Plans relating to the funding of benefits or the funding of the Fee Trust or the Shortfall Trust.

                                   ARTICLE IV

                                   TRUST FUND

         4.1 It is intended that each Trust constitute a grantor trust under Code Sections 671 through 679, with the assets of the Fund being treated as assets of the Company for purposes of Federal, state and local income tax laws. The creation of the Trusts shall not cause the Plans to be treated as funded plans for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time.

         4.2. The assets of the Fund shall at all times be subject to the claims of the general creditors of the Company under Federal and state law. The Trustee shall suspend payments to the Participants from the Fund if the Trustee receives timely written notification from the Company's Board of Directors and its Chief Executive Officer that the Company is Insolvent. For purposes of this Article IV, the term "Insolvent" means (a) the inability of the Company to pay its debts when they mature or (b) the Company is subject as a debtor to a pending proceeding under the Federal Bankruptcy Code. It shall be the duty of the Company's Board of Directors and its Chief Executive Officer to provide the Trustee with timely written notification of such events. Under any such circumstance, the Trustee shall suspend payments from the Fund to the Participants and shall pay the assets held in the Fund only as a court of competent jurisdiction shall direct to satisfy claims of general creditors of the Company. It is intended that the rights of the general creditors of the Company to enforce the provisions of this Article in the event of the Company's Insolvency be enforceable with respect to the Fund at the time of Insolvency under both Federal and state law. It is also intended that no provision of this Trust Agreement shall in any way affect the Participants' rights as general creditors of the Company.

         4.3 If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, in accordance with Section 4.4, the Trustee shall discontinue payment of benefits to Participants or beneficiaries.

         4.4 Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's Insolvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's Insolvency.

         4.5 The Trustee shall resume the payment of benefits to the Participants or beneficiaries in accordance with Article VII of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent) based on such evidence as the Trustee determines to be sufficient for such purpose such as a report from the Company's independent auditors, if the Company is not subject to a bankruptcy proceeding or otherwise an order from a court of competent jurisdiction.

         4.6 Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Fund pursuant to this Article and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Participants or beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to the Participants or beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

                                    ARTICLE V

                              DUTIES OF THE TRUSTEE

                   WITH RESPECT TO INVESTMENTS AND DIRECTIONS

         5.1 The Trustee shall invest and reinvest the principal and income of the Trust Fund as directed by the Committee in writing, which directions may be changed from time to time. Following the receipt of notice of a Change of Control pursuant to Section 16.1 hereof, the Trustee shall invest and reinvest the principal and income of the Trust Fund as it shall determine in its sole discretion subject to the overall objective of the Fund which is the preservation of capital. In such event, the Trustee shall keep the Trust Fund invested, without distinction between principal and income, in any property, whether real, personal or mixed, and wherever situated and whether or not productive of income, including without limitation, capital, common and preferred stocks, and personal, corporate and governmental or other obligations, whether secured or unsecured, and including any collective part interest therein; trust and participation certificates or other evidences of ownership, part ownership or part interest; all without being limited or restricted to investments of a character authorized for trustees or other fiduciaries under any present or future laws and, except as otherwise required by Federal law without regard to the proportion any such property may bear to the entire amount of the Trust Fund. Specifically, but not by way of limitation, the Trustee is authorized and empowered to invest all or any part of the Trust Fund in any common or collective trust fund or pooled investment fund presently or hereafter maintained by the Trustee as the same may be amended from time to time; and the declaration of trust establishing such common or collective fund is hereby made a part hereof as if set forth at length herein, the assets of the fund invested in said common or collective trusts shall be held and administered by the Trustee strictly in accordance with the terms of the instrument, and the combining of assets of the Trust Fund with assets of other trusts in such common or collective trust fund is specifically authorized hereby.

         5.2 The Trustee shall not be liable for any loss or any breach which arises from the Committee's exercise or non-exercise of rights under this
Article 5, unless it was clear on their face that the actions to be taken under the Committee's directions were contrary to the terms of this Agreement.

         5.3 Whenever the President or the Committee provides a direction to the Trustee, the Trustee shall not be liable for any loss, or by reason of any breach, arising from the direction (i) if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the President and (ii) if the Trustee reasonably believes the signature of the individual to be genuine, unless it is clear on the directions face that the actions to be taken under the direction would be contrary to the terms of this Agreement or applicable law.

         5.4 The Company shall indemnify the Trustee against, and hold the Trustee harmless from, any and all loss, damage, penalty, liability, cost and expense, including without limitation, reasonable attorneys' fees and disbursements, that may be incurred by, imposed upon, or asserted against the Trustee by (i) reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any individual or person with respect to any Plan or the Trust, (ii) any action incident to a good faith determination concerning the Company's Insolvency or (iii) following the advice of counsel in good faith, excepting, in any such case, only any and all loss, etc., arising solely from the Trustee's negligence, bad faith or breach of applicable law or the terms of this Agreement. Notwithstanding the foregoing, the Company shall not indemnify the Trustee, unless the Trustee gives reasonably prompt written notice to the Company of any such claim, regulatory proceeding or litigation and offers the Company the right to defend against any such action unless the positions of the Company and the Trustee are in conflict and in any event the Trustee shall have the right to consult as to the defense.

         5.5 The provisions of this Article V shall survive the termination of this Agreement.

                                   ARTICLE VI

                   ADDITIONAL POWERS AND DUTIES OF THE TRUSTEE

      6.1 Subject to the provisions of Article V hereof, the Trustee shall have the following powers and authority with respect to all property constituting part of the Fund:

                  (a) To sell, exchange, convey or transfer any property at public or private sale for cash or on credit and grant options for the purchase or exchange thereof; provided, however, that in no event may the Trustee invest in securities (including stock or rights to acquire stock unless such stock is the Company's principal class of common stock) or obligations issued by the Company, other than a de minimis amount held in common investment vehicles in which the Trustee invests. No person dealing with the Trustee shall be bound to see to the application of the purchase money or other property delivered to the Trustee or to inquire into the validity, expedience or propriety of any such sale or other disposition.

                  (b) To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to any such property, and to consent to or oppose any such plan or any action thereunder, or any contract, lease, mortgage, purchase, sale or other action by any corporation or other entity.

                  (c) To deposit any such property with any protective, reorganization or similar committee; to delegate discretionary power to any such committee; and to pay part of the expenses and compensation of any such committee and any assessments levied with respect to any property so deposited.

                  (d) To exercise any conversion privilege or subscription right available in connection with any such property; to oppose or to consent to the reorganization, consolidation, merger or readjustment of the finances of any corporation, company or association, or to the sale, mortgage, pledge or lease of the property of any corporation, company or association any of the securities of which may at any time be held in the Fund and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other property which it may so acquire.

                  (e) To commence or defend suits or legal proceedings and to represent the Fund in all suits or legal proceedings; to settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Fund; and to pay all reasonable expenses arising from any such action from the Fee Trust if not paid by the Company.

                  (f) To exercise, personally or by general or limited power of attorney, any right, including the right to vote, appurtenant to any securities or other such property.

                  (g) If the President consents, to borrow money from any lender in such amounts and upon such terms and conditions as shall be deemed advisable or proper to carry out the purposes of the Trusts and to pledge any securities or other property for the repayment of any such loan.

                  (h) To engage any legal counsel, including outside counsel to the Company or the Trustee, or any other suitable accounting, clerical or other agents, to consult with such counsel or agents with respect to the construction of this Trust Agreement, the duties of the Trustee hereunder, the transactions contemplated by this Trust Agreement or any act which the Trustee proposes to take or omit, to rely upon the advice of such counsel or agents, and to pay the reasonable fees, expenses and compensation from the Fee Trust if not paid by the Company. The Trustee shall have no liability for any action or failure to act in reasonable reliance upon the advice of such legal counsel.

                  (i) To register any securities held by it in its own name or in the name of any custodian of such property or of its nominee, including the nominee of any system for the central handling of securities, with or without the addition of words indicating that such securities are held in a fiduciary capacity, to deposit or arrange for the deposit of any such securities with such a system and to hold any securities in bearer form; provided, that the books and records of the Trustee shall show that all such investments are part of the Fund.

                  (j) To make, execute and deliver, as the Trustee, any and all deeds, leases, notes, bonds, guarantees, mortgages, conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers.

                  (k) To keep that portion of the Fund in cash or cash balances as may be deemed to be in the best interest of the Fund.

                  (l) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein.

                  (m) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

                  (n) To invest all or any part of the Fund in any portfolios of The PNC Fund, as to the which the Company has received a Disclosure Statement, accompanied by Prospectuses describing each of the investment portfolios (the "Portfolios") established pursuant to a Declaration of Trust under the name of "The PNC Fund". The Company acknowledges that it is independent of PNC Bank Corp. and its affiliates ("PNC"), The PNC Fund and its affiliates, and that the Company will not receive direct or indirect compensation for its personal account in connection with any such investment.

                  (o) To do all other acts although not specifically mentioned herein, as the Trustee may deem necessary to carry out any of the foregoing powers and the purposes of this Trust Agreement.

                                   ARTICLE VII

                             PAYMENTS BY THE TRUSTEE

         7.1 If a Participant or beneficiary does not receive a payment(s) from the Company to which the individual claims entitlement under any of the Plans, the individual shall notify the Company, or, in the case of a Change of Control, the Trustee, in writing of such entitlement.

         7.2 The Trustee shall make payments to a Participant or beneficiary in accordance with written instructions given at the time of payment or in advance of such payment to the Trustee from the President as to the manner and timing of payments hereunder and the Trustee shall have no responsibility to determine the amount of such payments. Any such instructions in effect on the date of this Trust Agreement shall be attached hereto as Exhibit D, as the same may be changed from time to time prior to a Change of Control. The Company may not change such instructions on or after notification or knowledge of a Change of Control of the Company with respect to benefits accrued to date.

         7.3 Nothing in this Trust Agreement shall be deemed to limit the rights of a Participant (or beneficiary) under the Plans, including the right to contest the denial of benefit payment(s) and, following a Change of Control, to have all reasonable legal fees and expenses incurred in contesting a denial paid from the Fee Trust.

         7.4 The Trustee shall withhold from each payment any Federal withholding taxes or charges which the Trustee is properly instructed to deduct by the President or, following a Change of Control, by any compensation consultant engaged by the Company as to which the Trustee is notified in the instructions referred to in Section 7.2 hereof, and remit the amount withheld to the Company for deposit and reporting of such amounts to the appropriate authorities.

         7.5 The insufficiency of assets in the Trust Fund shall not relieve the Company of its obligations or liabilities to make benefit payments otherwise due to a Participant or beneficiary under the terms of the Plans.

         7.6 If any portion of the Trust Fund has been invested in a life insurance contract, the Trustee shall be precluded from payment of any benefits it has received pursuant to that contract to the Company unless the Participant (or beneficiary) has received all benefit payments due and payable under the terms of the applicable Plan.

         7.7 The Company may make payment of benefits directly to Participants or their beneficiaries as they become due under the terms of the Plans. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their beneficiaries. In addition, if the principal of the Trust Fund is not sufficient to make payments of benefits in accordance with the terms of the Plans, the Trustee shall use assets of the Shortfall Trust to make payments due but if not sufficient, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings of the Trust and the Shortfall Trust are not sufficient.

                                  ARTICLE VIII

                        TAXES, EXPENSES AND COMPENSATION

         8.1 The Company shall from time to time pay taxes of any and all kinds which are lawfully levied or assessed upon or become payable in respect of the Trust Fund, the income or any property forming a part thereof, or any security transaction pertaining thereto. To the extent that any taxes lawfully levied or assessed upon the Trust Fund are not paid by the Company, the Trustee shall pay such taxes out of the Fee Trust, or, to the extent that the Fee Trust is insufficient, on a pro rata basis from the other Trust Funds. The Trustee shall at the expense and direction of the Company contest the validity of any taxes in any manner deemed appropriate by the Company or its counsel or the Company may itself contest the validity of any such taxes. All reasonable expenses incurred by the Trustee in the performance of its duties under this Trust Agreement, including but not limited to legal fees and brokerage commissions, shall be charged against and paid from the Fee Trust to the extent that the Company does not pay such expenses, or, to the extent that the Fee Trust is insufficient, on a pro rata basis from the other Trust Funds.

         8.2 The Company will pay the Trustee such reasonable compensation for its services indicated in Fee Schedule attached hereto as Exhibit E and as may thereafter be agreed upon in writing from time to time by the Company and the Trustee. Such compensation shall be paid directly by the Company. In the event such compensation is not paid by the Company, it shall be charged against the Fee Trust.

                                   ARTICLE IX

                           ADMINISTRATION AND RECORDS

         9.1 The Trustee shall keep or cause to be kept accurate and detailed accounts of any investments, receipts, disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Company. All such accounts, books and records shall be preserved (in original form, or on microfilm, magnetic tape or any other similar process) for such period as the Trustee may determine, but the Trustee may only destroy such accounts, books and records after first notifying the Company in writing of its inten tion to do so and transferring to the Company any of such accounts, books and records requested.

         9.2 Within 60 days after the close of each calendar year, and within 60 days after the removal or resignation of the Trustee or of the termination of the Trust, the Trustee shall file with the Company (and provide a copy thereof to the Participants, upon a written request) a written accounting setting forth all investments, receipts, disbursements and other transactions effected by it during the preceding calendar year and, if applicable, during the current calendar year to the date of such removal, resignation or termination, including a description of all investments and securities purchased and sold with the cost or net proceeds of such purchases or sales and showing all cash, securities and other property held at the end of such calendar year or other period and the fair market value thereof. To the extent permitted by applicable law, upon the expiration of 180 days from the date of filing such annual or other accounting, the Trustee shall be released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in such accounting, except with respect to any such acts or transactions as to which the Company shall within such 180 day period file with the Trustee written objections.

         9.3 Nothing contained in this Trust Agreement shall be construed as depriving the Trustee or the Company of the right to have a judicial settlement of the Trustee's accounts, and upon any proceeding for a judicial settlement of the Trustee's accounts or for instructions, the only necessary party thereto in addition to the Trustee shall be the Company.

         9.4 In the event of the removal or resignation of the Trustee, the Trustee shall deliver to the successor trustee all records which shall be required by the successor trustee to enable it to carry out the provisions of this Trust Agreement.

         9.5 In addition to any returns required of the Trustee by law, the Trustee shall prepare and file such tax reports and other returns as the Company and the Trustee may from time to time agree upon in writing.

                                    ARTICLE X

                      REMOVAL OR RESIGNATION OF THE TRUSTEE

                      AND DESIGNATION OF SUCCESSOR TRUSTEE

         10.1 The Company may remove the Trustee with or without cause, upon at least 60 days' notice in writing to the Trustee; provided, however, that following a Change of Control of the Company, as defined in Article XVI hereof, the Trustee may be removed only for cause.

         10.2 The Trustee may resign at any time upon at least 60 days' notice in writing to the Company.

         10.3 In the event of such removal or resignation, the Trustee shall duly file with the Company a written accounting as provided in Section 9.2 hereof for the period since the last previous annual accounting, listing the investments of the Trust and any uninvested cash balance thereof, and setting forth all receipts, disbursements, distributions and other transactions respecting the Trust not included in any previous accounting, and if written objections to such accounting are not filed as provided in Section 9.2 hereof, the Trustee shall to the maximum extent permitted by applicable law be forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in such accounting.

         10.4 Within 60 days after any notice of removal or resignation of the Trustee, the Company shall designate a successor trustee qualified to act hereunder; provided, however that in no event may the Company, an affiliate of the Company or of any Participant serve as the successor trustee. Notwithstanding the foregoing, the Trustee may not be removed or resign following a Change of Control of the Company unless the Trustee or the Company has obtained the agreement of, or a court of competent jurisdiction has appointed, a bank with assets in excess of $1 billion and net worth in excess of $50 million (a "Replacement Trustee") to replace the Trustee as trustee under the terms of this Trust Agreement. In any event, the Trustee shall continue to be custodian of the Fund's assets until the new trustee is in place, and the Trustee shall be entitled to expenses and fees through the end of its custodianship of the Fund. Each such successor trustee, during such period as it shall act as such, shall be bound by all of the provisions hereof as well as any instructions provided by the Company pursuant to the provisions hereof, shall have the powers and duties herein conferred upon an individual trustee, and the word "Trustee" wherever used herein, except where the context otherwise requires, shall be deemed to include any successor trustee.

         10.5 Upon designation of a successor trustee and delivery to the resigned or removed Trustee of written acceptance by the successor trustee of such designation, such resigned or removed trustee shall promptly assign, transfer, deliver and pay over to such successor trustee, in conformity with the re quirements of applicable law, the funds and properties in its control or possession then constituting the Trust Fund. If, by the termination date, the Company has not notified the Trustee in writing as to whom the assets and cash are to be transferred and delivered, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. The Trustee shall be reimbursed by the Fee Trust for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys' fees and disbursements if not paid directly by the Company or, to the extent that the Fee Trust is insufficient, on a pro rata basis from the other trust funds.

                                   ARTICLE XI

                         ENFORCEMENT OF TRUST AGREEMENT

         11.1 The Company shall have the right to enforce any provisions of this Trust Agreement. In any action or proceedings affecting the Fund the only necessary parties shall be the Company and the Trustee and, except as provided in Section 12.1 hereof or as otherwise required by applicable law, no other person shall be entitled to any notice or service of process. Any judgment entered in such an action or proceeding shall be binding and conclusive on all persons having or claiming to have any interest in the Fund.

                                   ARTICLE XII

                                   AMENDMENTS

         12.1 Subject to the provisions of Section 12.3 hereof, the Committee may by written instrument, from time to time, amend or modify, in whole or in part, any or all of the provisions of this Trust Agreement, except to make it revocable or to increase the duties of the Trustee without its written consent. The Committee may delegate its authority to the President to the extent provided in any delegation instrument. The Trustee and the Participants under the Trusts shall receive written notice of any such amendment including any amendment under
Section 12.3 hereof.

         12.2 The Committee and the Trustee shall execute any mutually agreeable supplements to, or amendments of, this Trust Agreement as shall be necessary to give effect to any such amendment or modification.

         12.3 Notwithstanding anything herein to the contrary, to the extent that the terms hereof are inconsistent with the terms of the Plans, the latter shall control as if the terms hereof had been amended accordingly; provided, that the terms of the Plans may not increase the duties of the Trustee as set forth in this Agreement without the Trustee's written consent. Further, upon a Change of Control of the Company, the Committee shall be precluded from amending this Agreement in any manner that adversely affects the entitlement of the Participants and beneficiaries that had accrued on or prior to the Change of Control or is funded pursuant to the provisions of Article XVI hereof but has not been completely distributed to the Par ticipants or beneficiaries, unless, in any such event, the Participant or beneficiary, as applicable, consents, in writing, to such amendment. Upon a Change of Control of the Company, this
Section 12.3 shall be deemed to supersede any provision of the Plans which permits amendments of such Plans inconsistent with the terms hereof and this
Section 12.3 shall constitute an amendment to such Plans.

                                  ARTICLE XIII

                              TERMINATION OF TRUST

         13.1 Except as provided in Sections 4.2 or 16.2 hereof, no part of the corpus or income of the Fund shall be paid to the Company or be used for any purpose other than for the exclusive purpose of providing benefits to the Participants or beneficiaries prior to the satisfaction of all liabilities under the Plans; provided, however, that nothing in this Article shall be deemed to limit or otherwise prevent the payment from the Fund of expenses and other charges as provided in Article VIII hereof. The Trust may be prospectively discontinued by written instrument of the Committee at any time, but each Trust Fund may not be liquidated until the payment of all amounts accrued for the Participant (or beneficiary) under the terms of the Plans as of the date of such termination whether or not then due. In no event shall the discontinuance of the Trust accelerate the payment of a Participant's benefit under any of the Plans unless the Committee determines otherwise in its sole discretion.

         13.2 Upon the liquidation of the Fund or any individual Trust Fund, after all payments required by Section 13.1 have been made to the Participant(s) (or beneficiary(ies)), any and all funds remaining in the Trust Fund or the Fund shall be paid to the Company and the Trustee shall promptly take such action as shall be necessary to transfer such assets to the Company or to add to the Shortfall Trust, as directed by the President in accordance with the funding policy established in accordance with Section 1.3 hereof.

                                   ARTICLE XIV

                                 NON-ALIENATION

         14.1 Except to the extent otherwise required by law, (i) no amount payable to or in respect of the Participant at any time under the Trust Fund and no interest that the Participant has in the Trust Fund shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to so alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any such amount, whether presently or thereafter payable, shall be void; and
(ii) the Trust Fund shall in no manner be liable for or subject to the debts or liabilities of the Participant.

         14.2 No provision of this Trust Agreement shall be interpreted as conferring upon the Participant any rights in any Trust Fund established hereunder other than those of a general creditor of the Company.

                                   ARTICLE XV

                                 COMMUNICATIONS

         15.1 Communications to the Company shall be addressed to it at Philadelphia Suburban Corporation, 762 Lancaster Avenue, Bryn Mawr, PA 19010,
Attention: President, with a required copy to Morgan, Lewis & Bockius, 2000 One Logan Square, Philadelphia, PA 19103-6993, Attention: Robert J. Lichtenstein, Esq.; provided however, that upon the Company's written request, such communications shall be sent to such other address as the Company may specify.

         15.2 Communications to the Trustee shall be addressed to it at Retirement and Investment Services Group, 1700 Market Street, Suite 1412, Philadelphia, PA 19103, Attention: Joseph Petz; provided, however, that upon the Trustee's written request, such communications shall be sent to such other address as the Trustee may specify.

         15.3 Any action of the Company, the President (or his authorized representative) or Committee pursuant to this Trust Agreement, including all orders, requests, directions, instructions, approvals and objections to the Trustee, shall be in writing signed on behalf of the Company by any duly authorized officer of the Company, by the President or by any duly authorized member of the Committee. The Trustee may rely on, and will be fully protected with respect to any such action taken or omitted in good faith in reliance on, any information, order, request, direction, instruction, approval, objection and list delivered to the Trustee consistent with the terms of this Trust Agreement.

                                   ARTICLE XVI

                                CHANGE OF CONTROL

         16.1 Upon a Change of Control of the Company, the President (or his authorized representa tive), shall immediately notify the Trustee of such event and cause the Company to remit to the Trustee as a contribution to the applicable Trust Fund established or to be established hereunder for the benefit of each Participant in the Plans the amount, if any, accrued for the Participant (including any interest or earnings due on such accrual) for the current year or for any prior year to the extent not theretofore already contributed or that may be accrued for the Participant for any future year under the Plans and not yet contributed to the Trustee as well as an amount to the Fee Trust estimated to be sufficient to pay all fees and expenses that may thereafter become due. Such contribution shall also include any life insurance policy(ies) purchased by the Company to be used in assisting the Company to provide benefits under any of the Plans and the Company shall cause the ownership of such policy(ies) to be transferred to the Trustee in its capacity as trustee under this Trust Agreement. The Trustee shall be under no duty to determine the sufficiency, or to enforce the making, of such contributions.

         16.2 In the event that the President (or his authorized representative) determines that, for purposes of this Trust Agreement, a Change of Control of the Company is imminent, the President shall cause the Company to make the payments to the Trustee specified in Section 16.1. If a Change of Control of the Company shall not have occurred within six months of the contributions made pursuant to this Section 16.2 and the Company's Board of Directors adopts a resolution to the effect that, for purposes of this Trust Agreement, a Change of Control of the Company is not imminent, any amounts added to an applicable Trust pursuant to this Section 16.2, together with any earnings thereon, shall be paid by the Trustee to the Company, if so directed by the Board of Directors.

         16.3 A Change of Control of the Company shall be deemed to have taken place if (i) any Person (including any individual, firm, corporation, partnership or other entity except the Company or any employee benefit plan of the Company or of any Affiliate or Associate, both as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan), together with all Affiliates and Associates of such Person, shall become the bene ficial owner in the aggregate of 20% or more of the votes that all shareholders would be entitled to cast in an election of Directors of the Company; (ii) at any time within any period of two consecutive years, individuals who (A) at the beginning of such period constitute the Board of Directors, or (B) become Directors after the beginning of such period and whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least 75% of the Directors then still in office who were directors at the beginning of the period, cease for any reason to constitute at least a majority of such Board of Directors; provided that any individual who ceases to be a Director by reason or death or disability shall be excluded from the numerator and the denominator in all calculations hereunder; or (iii) the

President (or his appointee), determines, in his sole discretion, that even though none of the events described in (i) or (ii) have occurred, the surrounding facts and circumstances indicate that a Change of Control of the Company has effectively taken place. Notwithstanding the foregoing, a Change of Control shall not be deemed to have taken place under clause (i) of the immediately preceding sentence if (a) such Person becomes the beneficial owner in the aggregate of 20% or more of the Common Stock of the Company then outstanding as a result of an inadvertent acquisition by such Person if such Person, as soon as practicable, divests itself of a sufficient amount of its Common Stock so that it no longer owns 20% or more of the Common Stock then outstanding, as determined by the Board of Directors of the Company, or (ii) the shares of Common Stock required to be counted in order to meet the 20% minimum threshold described under such clause (i) include any of the shares described in subsections (i) through (iv) of section 2543(b) of the Pennsylvania Business Corporation Law of 1988 (15 Pa.C.S.A. ss.2543(b)) as in effect on the date of adoption of the Plan.

                                  ARTICLE XVII

                            MISCELLANEOUS PROVISIONS

         17.1 This Trust Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed therein. It shall be binding upon and inure to the benefit of the Company and the Trustee and their respective successors and assigns.

         17.2 All titles and Article headings herein have been inserted for convenience of reference only and shall in no way modify, restrict or affect the meaning or interpretation of any of the terms or provisions of this Trust Agreement.

         17.3 This Trust Agreement is intended as a complete and exclusive statement of the agreement of the parties hereto, and supersedes all previous agreements or understandings among them.

         17.4 The term "Trustee" shall include any successor trustee. Any corporation resulting from any merger, consolidation or conversion to which the Trustee may be a party, or any corporation otherwise succeeding generally to all or substantially all of the assets or business of the Trustee, shall be the successor to it as Trustee hereunder without the execution of any instrument or any further action on the part of any party hereto or the Participant hereunder; provided, however, that, except as provided in the preceding clause, any successor to the original Trustee must be a Replacement Trustee.

         17.5 If any provision of this Trust Agreement shall be invalid and unenforceable, the remaining provisions hereof shall continue to be effective.

         17.6 Any reference hereunder to the Participant shall expressly be deemed to include, where relevant, a beneficiary of such Participant duly designated under the terms of any of the Plans. The Participant shall cease to have such status once any and all amounts due under the Plans have been satisfied.

         17.7 Whenever used herein, and to the extent appropriate, the masculine, feminine or neuter gender shall include the other two genders, the singular shall include the plural and the plural shall include the singular.

         17.8 This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be the original, and said counterparts shall constitute but one and the same instrument.

         17.9 Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         IN WITNESS WHEREOF, this Trust Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                           PHILADELPHIA SUBURBAN CORPORATION

Attest:

/s/ Patricia M. Mycek                       By: /s/ Roy H. Stahl
----------------------------                   --------------------------------
                                                             PNC BANK
                                                             (as Trustee)

Attest:

/s/ Astrid M. Frederickson                  By: /s/  Joseph L. Petz
----------------------------                   --------------------------------
                                                     Vice President